UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)

300 North Main Street
Moorefield, WV	26836
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(304) 530-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Summit Financial Group, Inc. (“Summit”) on January 28, 2015 to report a correction to the book value per common share and the tangible book value per common share, originally reported in the press release titled “Summit Financial Group Reports Fourth Quarter 2014 Results” issued earlier today. As of December 31, 2014, corrected book value per common share is $12.60 versus the $13.57 book value per common share reported earlier, and corrected tangible book value per share is $11.86 versus the $12.78 tangible book value per common share reported earlier.

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition.

On January 28, 2015, Summit Financial Group, Inc. (“Summit”) issued a News Release announcing a correction to the book value per common share and the tangible book value per common share at December 31, 2014. A full release reflecting the corrected values and the release describing the corrections are furnished as Exhibits 99 and 99.1, respectively, and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99    News Release issued on January 28, 2015, reflecting corrections
99.1    News Release issued on January 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: January 28, 2015	By:	/s/ Julie R. Cook
Julie R. Cook
Vice President and
Chief Accounting Officer